SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2011
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1301 2nd Avenue, Suite 3200
Seattle, WA  98101
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On August 31, 2011 Dendreon Corporation (the “Company”) announced the appointment of John E. Osborn as executive vice president, general counsel and secretary, effective August 30, 2011.  A copy of the press release announcing Mr. Osborn’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.  In connection with Mr. Osborn’s employment, the Company entered into an Executive Employment Agreement (the “Agreement”) with Mr. Osborn, a copy of which is also filed as Exhibit 10.1 to this Current Report on Form 8-K.

    The Agreement provides for an annual base salary of $450,000, and eligibility for a performance-based bonus upon the achievement of pre-specified goals as determined by the Board of up to fifty percent (50%) of his base salary. The Agreement does not have a specified term, and the employment relationship may be terminated by Mr. Osborn or by the Company at any time.  The Agreement provides that if the Company terminates Mr. Osborn’s employment without cause, or if he resigns for good reason, as such terms are defined in the Agreement, Mr. Osborn will be entitled to a lump sum severance payment equal to one hundred twenty five percent (125%) of the sum of his then current base salary plus his maximum target annual bonus for such year. If such termination by the Company without cause or resignation by Mr. Osborn with good reason occurs within three months before or twelve months after a change of control, as defined in the Agreement, then Mr. Osborn will be entitled to one hundred fifty percent (150%) of the sum of his then current base salary plus his maximum target annual bonus for such year. In either case he will also be entitled to full accelerated vesting of any unvested stock options and any unvested restricted stock held by him. The Agreement will require Mr. Osborn not to compete with us after termination of employment for a period of nine months, and provide a one-year post-termination non-solicitation obligation.

    Mr. Osborn, age 53, had served since 2010 as executive vice president and general counsel at US Oncology, Inc.  From 2008 to 2011, he also served as a member of the U.S. Advisory Commission on Public Diplomacy.  Prior to that, he was an advisor to McKinsey & Company and a principal of Sankaty Bluff Group LLC from 2008 until 2010.  Prior to that, he served as executive vice president and general counsel at Cephalon, Inc., from 2006 until 2008, as well as its senior vice president, general counsel and secretary from 1998 until 2005, and vice president of legal affairs from 1997 until 1998.  Prior to that, Mr. Osborn was chief counsel to the European pharmaceutical group of a Merck & Co. joint venture.  Mr. Osborn currently serves as a director of Incept BioSystems, Inc., an early stage biomedical device company.  He earned a master’s degree at The Johns Hopkins University Nitze School of Advanced International Studies, his law degree from the University of Virginia and his bachelor’s degree from the University of Iowa.  Mr. Osborn also was a visiting fellow in socio-legal studies at Oxford and in politics at Princeton University.

    There are no arrangements or understandings between Mr. Osborn and any other persons pursuant to which he was appointed as the general counsel and secretary of the Company. There are no family relationships between Mr. Osborn and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Osborn pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Executive Employment Agreement dated August 30, 2011 between John E. Osborn and the Company.

99.1	Dendreon Corporation press release dated August 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Esmé C. Smith
Esmé C. Smith
Vice President, Deputy General Counsel and Assistant Secretary
Date: August 31, 2011

EXHIBIT INDEX
Exhibit No.	Description
10.1	Executive Employment Agreement dated August 30, 2011 between John E. Osborn and the Company.

99.1	Dendreon Corporation press release dated August 31, 2011.